Exhibit 99.1


           Implant Technologies Names Erik J. Cooper as CEO


    MINNEAPOLIS--(BUSINESS WIRE)--Aug. 6, 2007--The board of directors of Implant Technologies Inc. (OTCBB:IMLT) announced today that, in a planned move, it had appointed Erik J. Cooper as its Chief Executive Officer and President to replace Michael Friess effective July 10, 2007.

    In other planned moves, Mr. Cooper was placed on the board of directors while Mr. Friess and Mr. Schwartz resigned. Mr. John Venette currently remains Chief Financial Officer and a member of the board of directors.

    These changes came about following the acquisition, on July 10, 2007, in a private sale, of nearly 80% of the common stock of the Company by Big Eye Capital, Inc., an Arizona corporation that Erik J. Cooper controls, from Mr. Friess and Mr. Schwartz.

    Erik J. Cooper, the Company's CEO, stated, "These moves are just the beginning steps in executing the company's new plans to take advantage of the growing consolidation in the internet access market, as well as the innovations in internet security and convenience products. In order to accomplish this, we are working on improving the cash position and the capital structure of the company."

    About Erik J. Cooper

    Mr. Erik J. Cooper is a graduate of the State of New York College at Oneonta with a Bachelor of Science degree in Psychology. Throughout his career he has used and built on that degree in order to determine what really motivates people to purchase select products or services.

    For the last eight (8) years Mr. Cooper was a leading Mortgage Banker with CTX Mortgage Company, which is a division of the Fortune 500 Company Centex, Inc. His innovative use of marketing strategies increased profit and volume year after year. In fact, his creative use of direct mail, the internet, print media, and television commercials have won him numerous awards each of the last six (6) years.

    Mr. Cooper is no stranger to technology companies with experience in telecommunications and cellular prior to CTX. In 1996 in a scenario similar to the situation that confronts ISPs today, Mr. Cooper successfully founded Solarcomm Cellular at the beginning of that industry's consolidation and rollup.

    Forward-Looking Statements Disclaimer:

    This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Implant Technologies' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to Implant's management as of the date hereof, and actual results may vary based upon future events, both within and without Implant management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.


    CONTACT: Implant Technologies, Inc.
             Erik J. Cooper
             ecooper@bigeyecapital.com